UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2011
Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32347	No. 88-0326081

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada	89511-1136

(Address of Principal Executive Offices)	(Zip Code)
(775) 356-9029

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

Item 9.01	Financial Statements and Exhibits.
Signatures
Exhibit Index

Exhibit 4.1	Third Addendum, dated as of December 1, 2011, to a Deed of Trust, dated as of August 3, 2010 as amended on January 31, 2011 (effective as of January 27, 2011) and on February 13, 2011, between Ormat Technologies, Inc. and Mishmeret — Trusts Services Company Ltd. (formerly Ziv Haft Trust Company Ltd), as trustee.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.
     The information set forth in the Current Report on Form 8-K of Ormat Technologies, Inc. (the “Company”) filed February 2, 2011 is incorporated herein by reference.
     On December 1, 2011 the Company entered into the Third Addendum (the “Third Addendum”) to a Deed of Trust dated as of August 3, 2010 as amended on January 31, 2011 (effective as of January 27, 2011) and on February 13, 2011 (the “Deed of Trust”) with Mishmeret — Trusts Services Company Ltd. (formerly Ziv Haft Trust Company Ltd), as trustee. The Third Addendum modifies the Deed of Trust to: (a) revise the definition of Adjusted EBITDA in Section 3.3 to the Deed of Trust; and (b) increase the financial ratio in Section 3.5 to the Deed of Trust to 25%. Except as otherwise specifically amended in the Third Addendum, the Deed of Trust, as modified by the Third Addendum, remains in full force and effect. A copy of the Third Addendum is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 4.1	Third Addendum, dated as of December 1, 2011, to a Deed of Trust, dated as of August 3, 2010 as amended on January 31, 2011 (effective as of January 27, 2011) and on February 13, 2011, between Ormat Technologies, Inc. and Mishmeret — Trusts Services Company Ltd. (formerly Ziv Haft Trust Company Ltd), as trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.
	By:	/s/ Yehudit Bronicki
		Name:	Yehudit Bronicki
Date: December 1, 2011		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1
Third Addendum, dated as of December 1, 2011, to a Deed of Trust, dated as of August 3, 2010 as amended on January 31, 2011 (effective as of January 27, 2011) and on February 13, 2011, between Ormat Technologies, Inc. and Mishmeret - Trusts Services Company Ltd. (formerly Ziv Haft Trust Company Ltd), as trustee.

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